Exhibit 10.2


                      Consulting Agreement


This Agreement is made effective as of March 6, 1999, by and between Color Strategies, of 3050 East 630 North, St. George, UT 84790, and Progressive Management & Consulting, Inc., of 5015 W. Sahara Ave., #184, Las Vegas, NV 89102.

In this Agreement, the party who is contracting to receive services shall be referred to as ""CS"", and the party who will be providing the services shall be referred to as ""PM&C"".

"PM&C" has a background in business consulting and is willing to provide services to "CS" based on this background.

"CS" desires to have services provided by "PM&C".

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on March 6, 1999, "PM&C" will provide the following services (collectively, the "Services"):
Bookkeeping services
Audit preparations
SEC filing preparations

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by "PM&C" shall be determined by "PM&C". "CS" will rely on "PM&C" to work as many hours as may be reasonably necessary to fulfill "PM&C"'s obligations under this Agreement.

3. PAYMENT. "CS" will pay a fee to "PM&C" for the Services based on $ 500.00 per month. This fee shall be payable monthly, no later than the last day of the month following the period during which the Services were performed. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that "PM&C" shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which "PM&C" has not yet been paid.

4. TERM/TERMINATION. This Agreement shall terminate by either party upon 30 days written notice to the other party.

5. RELATIONSHIP OF PARTIES. It is understood by the parties that "PM&C" is an independent contractor with respect to "CS", and not an employee of "CS". "CS" will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of "PM&C".

6. DISCLOSURE. "PM&C" is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of "CS". Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to:

- any activity that "PM&C" may be involved with on behalf of "CS"

7. CONFIDENTIALITY. "PM&C" recognizes that "CS" has and will have the following information:
- business affairs
- process information
- technical information

and other proprietary information (collectively, "Information") which are valuable, special and unique assets of "CS" and need to be protected from improper disclosure. In consideration for the disclosure of the Information, "PM&C" agrees that "PM&C" will not at any time or in any manner, either directly or indirectly, use any Information for "PM&C"'s own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of "CS". "PM&C" will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

8. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that "PM&C" has disclosed (or has threatened to disclose) Information in violation of this Agreement, "CS" shall be entitled to an injunction to restrain "PM&C" from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. "CS" shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

9. RETURN OF RECORDS. Upon termination of this Agreement, "PM&C" shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in "PM&C"'s possession or under "PM&C"'s control and that are "CS"'s property or relate to "CS"'s business.

10. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for "CS":

Tami Tischner
President
3050 East 630 North
St. George, UT.  84790

IF for "PM&C":

Dennis D. Evans
President
5015 W. Sahara Ave., #184
Las Vegas, NV 89102

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

12. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

13. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

14. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Nevada.



Party receiving services:
Color Strategies


        /s/ Tami Tischner
By:  ____________________________________________________
     Tami Tischner
     President



Party providing services:
Progressive Management & Consulting, Inc.


       /s/ Dennis Evans
By:  ____________________________________________________
     Dennis D. Evans
     President